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                              CUSTODIAN AGREEMENT

         AGREEMENT dated as of June 5, 1998 between BANKERS TRUST COMPANY (the "Custodian") and FLAG INVESTORS EQUITY PARTNERS FUND, INC. (the "Customer").

         WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Customer under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of the Customer which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) ("Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")) with respect thereto. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of the Customer ("Securities") and cash from any source and in any currency ("Cash"), provided that the Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Customer that the Custodian considers not to be appropriate or in proper form for deposit for any reason. The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

         2. Maintenance of Property at Custodian and Subcustodian Locations. Pursuant to Instructions, the Customer shall direct the Custodian to (a) settle Securities transactions and maintain cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and Cash equivalents in such countries in amounts reasonably necessary to effect the Customer's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Property in that country.

         3. Custody Account. The Custodian agrees to establish and maintain a custody account or accounts on its books in the name of the Customer (the "Account") for any and all Property received and accepted by the Custodian or any Subcustodian for the account of the Customer. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Custodian may deliver securities of the same class in place of those deposited in the Account.

         The Custodian shall hold, keep safe and protect as custodian for Account, on behalf of the Customer, all Property in such Account and, to the extent such Property constitutes financial assets for purposes of the New York UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Customer. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions, except that until the Custodian

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receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the Account;

         (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware of such opportunities and hold the cash received in the Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for the Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in the Customer's name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in the Account;

         (f) pay for the Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in the Account by any governmental authority. In the event there is insufficient Cash available in the Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in the Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) -
                  (f), including, without limitation, affiliates of the Custodian or any Subcustodian.

         4. Subcustodians and Securities Systems. The Customer authorizes and instructs the Custodian to maintain the Property in the Account directly in one of its U.S. branches or indirectly through custody

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accounts which have been established by the Custodian with the following other securities intermediaries: (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "U.S. Subcustodian"), or a U.S.
securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or
(b) one of its non-U.S. branches or majority-owned non-U.S. subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S.
Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non- U.S. depository or clearing agency or system in which the Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the agreement between the Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.

         Upon receipt of Instructions, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement subcustodian or securities system in accordance with the provisions of this Section. In addition, the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

         Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires the Customer's Board of Directors to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Customer's Board of Directors to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify the Customer if, in the normal course of its custodial activities, the Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

         5. Use of Subcustodian. With respect to Property in the Account which is maintained by the Custodian through a Subcustodian employed pursuant to
Section 4:

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         (a)      The Custodian will identify on its books as belonging to the
                  Customer, any Property maintained through such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.

         (d) Any agreement the Custodian shall enter into with a Subcustodian with respect to maintaining Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities so maintained will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto,
                  (iii) beneficial ownership of such Securities will be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto; and (iv) adequate records will be maintained identifying the Property maintained pursuant to such agreement as belonging to the Custodian, on behalf of its customers and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by, the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

         6. Use of Securities System. With respect to Property in the Account which is maintained by the Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

         (a) The Custodian shall, and the Subcustodian shall be required by its agreement with the Custodian to, identify on its books such Property as being maintained for the account of the Custodian or Subcustodian for its customers.

         (b) Any Property maintained through a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. The Custodian may at any time or times in its sole discretion appoint (or remove) any

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other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

         8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.

         (a) The ownership of the Property whether maintained directly by the Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in the Account maintained by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Property, including Property deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

         (d) The Customer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on a hard copy various reports of Account activity and of Property being held in the Account. To the extent that such service shall include market values of Securities in the Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.


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         9. Holding of Securities, Nominees, etc. Securities in the Account
which are maintained by the Custodian or any Subcustodian may be held directly by such entity in the name of the Customer or in bearer form or maintained in the Custodian's or Subcustodian's name, or in the name of the Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in the Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of Security in any manner the Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any of the Securities in the Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of this Agreement, (ii) described in Exhibit A attached hereto (as such service therein described may be in effect from time to time) (the "Proxy Service") or (iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian and the Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

         11. Segregated Account. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of the Customer.

         12. Settlement Procedures. Securities will be transferred, exchanged or delivered by the Custodian or a Subcustodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for the Account and delivery of Securities out of the Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities

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processing practices and procedures in the applicable jurisdiction or market.

         Notwithstanding that the Custodian may settle purchases and sales against, or credit income to, the Account, on a contractual basis, as outlined in the applicable Service Standards as defined below and provided to the Customer by the Custodian, the Custodian may, at its sole option, reverse such credits or debits to the Account in the event that the transaction does not settle, or the income is not received in a timely manner, and the Customer agrees to hold the Custodian harmless from any losses which may result therefrom.

         The applicable Service Standards shall be defined as the Global Guide, the Policies and Standards Manual, and any other documents issued by the Custodian from time to time specifying the procedures for communicating with the Customer, the terms of any additional services to be provided to the Customer, and such other matters as may be agreed between the Customer and the Custodian from time to time.

         13. Conditional Credits.

         (a) Notwithstanding any other provision of this Agreement, the Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account, unless there are sufficient immediately available funds in the relevant currency in the Account, provided that, if, after all expenses, debits and withdrawals of Cash in the relevant currency ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have been made final entries as set forth in (c) below, the amount of immediately available funds in the relevant currency in such Account is at least equal to the aggregate purchase price of all Securities for which the Custodian has received Instructions to settle on that date ("Settlement Date"), the Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

         (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, there remains outstanding any Conditional Credit (as defined below) applicable to the Account or the amount of immediately available funds in a given currency in such Account are less than the aggregate purchase price in such currency of all securities for which the Custodian has received Instructions to settle on the Settlement Date, the Custodian, upon settlement, may provisionally credit the Securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the relevant currency in the Account.

         (c) If, within a reasonable time after the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds in the relevant currency at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Custodian shall make the Conditional Credit a final entry on its books and records. In such case, the Customer shall be liable to the Custodian only for late charges at a rate which the Custodian customarily charges for similar extensions of credit.

         (d) If (i) within a reasonable time from the posting of a Conditional Credit, immediately available funds at least equal to the resultant Debit on a Settlement Date are not on deposit in the Account, or (ii) any Proceeding shall occur, the Custodian may sell such of the Securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds

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are insufficient to satisfy such debt in full, the Customer shall continue to be liable to the Custodian for any shortfall. The Custodian shall make the Conditional Credit a final entry on its books as to the Securities not required to be sold to satisfy such Debit. Pending payment in full by the Customer of the purchase price for Securities subject to a Conditional Credit, and the Custodian's making a Conditional Credit a final entry on its books, and unless consented to by the Custodian, the Customer shall have no right to give further Instructions in respect of Securities subject to a Conditional Credit. The Custodian shall have the sole discretion to determine which Securities shall be deemed to have been paid for by the Customer out of funds available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Custodian unless and until the Custodian makes a final entry on its books crediting such Securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to the Customer, whether voluntary or involuntary.

         (e) The Customer agrees that it will not intentionally use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the expected proceeds of the sale of the purchased securities).

         14. Permitted Transactions. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance Section 15 and only for the purposes listed below.


         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

         (i) For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

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         (k) For delivery in accordance with the provisions of any agreement among the Customer, the Portfolio's investment advisor and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m) For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions.

         (n) Upon the termination of this Agreement as set forth in Section 21.

         (o) For other proper purposes.

         The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected.

         15. Instructions. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian in accordance with Section 22 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         16. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Property in the Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in the Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

         Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in the Account in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian or hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this Section shall survive termination of this Agreement.

         17. Investment Limitations and Legal or Contractual Restrictions or Regulations. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         18. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall the Custodian be required to account for, any profits or commissions received by the Custodian in connection with its provision of custody services under this Agreement. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in the Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Custodian is authorized to charge the Account for such items and the Custodian shall have a lien on the Property in the Account for any amount payable to the Custodian under this Agreement, including but not limited to amounts payable pursuant to Section 13 and pursuant to indemnities granted by the Customer under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

         19. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in the Account, the Custodian shall perform such services with respect thereto as are described in Exhibit C attached hereto and shall in connection therewith be subject to the standard of care set forth in such Exhibit C. Such standard of care shall not be affected by any other term of this Agreement.

         20. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         21. Termination. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days' written notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. In either case, the Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it hereunder. In addition, the Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. The Customer grants to the Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

         22. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         23. Security for Payment. To secure payment of all obligations due hereunder, the Customer hereby grants to the Custodian a continuing security interest in and right of setoff against the Account and all Property held therein from time to time in the full amount of such obligations. Should the Customer fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Cash in the Account, and to dispose of Securities in the Account as is necessary. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York UCC or any other applicable law.

         24. Representations and Warranties.

         (a) The Customer hereby represents and warrants to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to the Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms; and

                  (iv) it will deliver to the Custodian a duly executed Secretary's Certificate in the form of Exhibit D attached hereto or such other evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b) The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which it is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

                  (iii) it will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

         25. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

         26. Publicity. Customer shall furnish to Custodian in accordance with
Section 22 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

         27. Submission to Jurisdiction. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         29. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section shall survive the termination of this Agreement.


         30. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         31. Entire Agreement. This Agreement together with any Exhibits attached hereto, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

         32. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

         33. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has caused its duly authorized signatories to execute this Agreement as of the date first written above.


                                                FLAG INVESTORS EQUITY PARTNERS
                                                         FUND, INC.


                                                By: /s/ Amy M. Olmert
                                                    --------------------
                                                Name: Amy M. Olmert
                                                Title: Secretary

                                                BANKERS TRUST COMPANY


                                                By: /s/Richard Fogarty
                                                    --------------------
                                                Name: Richard Fogarty
                                                Title: Vice President

                                   EXHIBIT A


         To Custodian Agreement dated as of June 5, 1998 between Bankers Trust Company and Flag Investors Equity Partners Fund, Inc..

                                 PROXY SERVICE


         The following is a description of the Proxy Service referred to in
Section 10 of the above referred to Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein unless otherwise defined below.

         The Custodian provides a service, described below, for the transmission of corporate communications in connection with shareholder meetings relating to Securities held in the countries specified in the applicable Service Standards. For the United States and Canada, the term "corporate communications" means the proxy statements or meeting agenda, proxy cards, annual reports and any other meeting materials received by the Custodian. For countries other than the United States and Canada, the term "corporate communications" means the meeting agenda only and does not include any meeting circulars, proxy statements or any other corporate communications furnished by the issuer in connection with such meeting. Non-meeting related corporate communications are not included in the transmission service to be provided by the Custodian except upon request as provided below.

         The Custodian's process for transmitting and translating meeting agendas will be as follows:

         1) If the meeting agenda is not provided by the issuer in the English language, and if the language of such agenda is in the official language of the country in which the related security is held, the Custodian will as soon as practicable after receipt of the original meeting agenda by a Subcustodian provide an English translation prepared by that Subcustodian.

         2) If an English translation of the meeting agenda is furnished, the local language agenda will not be furnished unless requested.

         Translations will be free translations and neither the Custodian nor any Subcustodian will be liable or held responsible for the accuracy thereof or any direct or indirect consequences arising therefrom, including without limitation arising out of any action taken or omitted to be taken based thereon.

         If requested, the Custodian will, on a reasonable efforts basis, endeavor to obtain any additional corporate communication such as annual or interim reports, proxy statements, meeting circulars, or local language agendas, and provide them in the form obtained.

         Timing in the voting process is important and, in that regard, upon receipt by the Custodian of notice from a Subcustodian, the Custodian will provide a notice to the Customer indicating the deadline for receipt of its instructions to enable the voting process to take place effectively and efficiently. As voting procedures will vary from market to market, attention to any required procedures will be very important. Upon timely receipt of voting instructions, the Custodian will promptly forward such instructions to the applicable Subcustodian. If voting instructions are not timely received, the Custodian shall have no liability or obligation to take any action.

         For Securities held in markets other than those set forth in the first paragraph, the Custodian will not furnish the material described above or seek voting instructions. However, if requested to exercise voting rights at a specific meeting, the Custodian will endeavor to do so on a reasonable efforts basis without any assurance that such rights will be so exercised at such meeting.

         If the Custodian or any Subcustodian incurs extraordinary expenses in exercising voting rights related to any Securities pursuant to appropriate instructions or direction (e.g., by way of illustration only and not by way of limitation, physical presence is required at a meeting and/or travel expenses are incurred), such expenses will be reimbursed out of the Account unless other arrangements have been made for such reimbursement.

         It is the intent of the Custodian to expand the Proxy Service to include jurisdictions which are not currently included as set forth in the applicable Service Standards. The Custodian will notify the Customer as to the inclusion of additional countries or deletion of existing countries after their inclusion or deletion and this Exhibit A will be deemed to be automatically amended to include or delete such countries as the case may be.

                                   EXHIBIT B


         To Custodian Agreement dated as of June 5, 1998 between Bankers Trust Company and Flag Investors Equity Partners Fund, Inc.



                      BANKERS TRUST CUSTODY FEE SCHEDULE
                                     FOR
                         BT ALEC. BROWN MUTUAL FUNDS
                     (FLAG INVESTORS FUNDS AND ISI FUNDS)



                           Effective October 1, 1997

                                 CUSTODY FEES

1. DOMESTIC SAFEKEEPING FEES


ANNUAL ASSET FEE (BY FUND- EXCEPT CASH RESERVE)
                       Market Value                           Basis Point
                           $0 -  $100 million                 1.00
                           Over $100 million                  0.75

ANNUAL ASSET FEE (CASH RESERVE FUND)
                       Market Value                           Basis Point
                           $0 -  $1 billion                   1.00
                           $1 billion - $3 billion            0.75
                           Over $3 billion                    0.50

2. DOMESTIC TRANSACTION FEES


TRANSACTION TYPE                        $USD
AUTOMATED DEPOSITORY: DTC/PTC/FED       10.00
MANUAL DEPOSITORY: DTC/PTC/ FED         15.00
PHYSICAL AUTOMATED                      15.00
PHYSICAL MANUAL                         20.00
P&I PAYMENTS                             5.00
REDEMPTIONS                             10.00
REORGANIZATIONS       Included in safekeeping charge

3. GLOBAL SAFEKEEPING AND ASSET FEES

                                                            Receive and
                                       Annual                 Deliver
Country                               Asset Fee             Transactions
-------                               ---------             ------------

Argentina                        35 Basis                       $100
                                 Points
Australia                        3 Basis Points                  $50
Austria                          5 Basis Points                  $75
Bangladesh                       40 Basis                       $150
                                 Points
Belgium                          4 Basis Points                  $60
Botswana                         50 Basis                       $150
                                 Points
Brazil                           30 Basis                        $70
                                 Points
Canada                           2 Basis Points                  $20
Cedel/Euroclear                  3 Basis Points                  $20
Chile                            30 Basis                        $80
                                 Points
China                            30 Basis                        $75
                                 Points
Columbia                         35 Basis                       $100
                                 Points
Czech Republic                   20 Basis                        $70
                                 Points
Denmark                          4 Basis Points                  $50
Ecuador                          45 Basis                       $100
                                 Points
Egypt                            45 Basis                        $80
                                 Points
Finland                          10 Basis                        $75
                                 Points
France                           5 Basis Points                  $50
Germany                          3 Basis Points                  $30
Ghana                            50 Basis                       $150
                                 Points
Greece                           35 Basis                       $120
                                 Points
Hong Kong                        5 Basis Points                  $30
Hungary                          45 Basis                       $150
                                 Points
India (Physical)                 60 Basis                       $200
                                 Points
India (Dematerialized)           25 Basis                       $140
                                 Points

Indonesia                        8 Basis Points                             $35
Ireland                          5 Basis Points                             $50
Israel                           40 Basis                                   $50
                                 Points
Italy                            3 Basis Points                             $50
Japan                            3 Basis Points                             $35
Jordan                           30 Basis                                  $100
                                 Points
Kenya                            50 Basis                                  $150
                                 Points
Luxembourg                       4 Basis Points                             $60
Malaysia                         7 Basis Points                             $50
Mauritius                        50 Basis                                  $140
                                 Points
Mexico                           5 Basis Points                             $30
Morocco                          30 Basis                                  $130
                                 Points
Netherlands                      4 Basis Points                             $45
New Zealand                      4 Basis Points                             $50
Norway                           5 Basis Points                             $50
Pakistan                         30 Basis                                  $150
                                 Points
Peru                             50 Basis                                  $100
                                 Points
Philippines                      8 Basis Points                             $30
Poland                           45 Basis                                  $100
                                 Points
Portugal                         4 Basis Points                             $75
Russia                           50 Basis                                  $300
                                 Points
Singapore                        7 Basis Points                             $50
Slovakia                         25 Basis                                  $100
                                 Points
South Africa                     5 Basis Points                             $30
South Korea                      15 Basis                                   $50
                                 Points
Spain                            6 Basis Points                             $50
Sri Lanka                        12 Basis                                   $60
                                 Points
Sweden                           4 Basis Points                             $50
Switzerland                      3 Basis Points                             $50
Taiwan                           15 Basis                                  $100
                                 Points
Thailand                         7 Basis Points                            $100

Tunisia                          45 Basis                                   $50
                                 Points
Turkey                           15 Basis                                   $50
                                 Points
United Kingdom                   2 Basis Points                             $15
Venezuela                        35 Basis                                  $100
                                 Points
Zambia                           50 Basis                                  $150
                                 Points
Zimbabwe                         50 Basis                                  $150
                                 Points

4. DDA RELATED CHARGES

     Cash Connector Services                           $25 per month per account
     (MTC, MTD, EBR, BTC Reporting)

     Statement Rendition (CDS) Services
                           Account Maintenance         $50 per month per account
                           Debit Postings              $0.35 per posting
                           Credit Postings             $0.35 per posting

     Money Transfer Charges*
                           Outgoing Payments           $6.00
                           Incoming Payments           No Charge
                           Book to Book Transfers      No Charge

*Above Money Transfer Charges assume electronic instruction via bank-provided software. Manual instructions received via facsimile, etc. will incur a charge of $25 per transaction.

     Overdraft Rate:       Prime + 1.00%

NOTES
          o Market Values will be provided by the Fund Accountant at month-end to determine monthly assets for billing purposes.
          o A manual transaction is an instruction that is received in writing, i.e. facsimile
          o The standard Global Custody Service includes: asset safekeeping, trade settlement, income collection, corporate action processing including proxy voting and tax reclaims where appropriate.

          o Third party FX transactions and other cash movements with no associated security transaction (e.g. free payments/receipts) are charged at $10 per U.S. wire and $25 per non-U.S. wire. No fee is levied for FX transactions executed with Bankers Trust.
          o    Fees are billed monthly in arrears.

This Exhibit B shall be amended upon delivery by the Custodian of a new Exhibit B to the Customer and acceptance thereof by the Customer and shall be effective as of the date of acceptance by the Customer or a date agreed upon between the Custodian and the Customer.

                                   EXHIBIT C



         To Custodian Agreement dated as of June 5, 1998 between Bankers Trust Company and Flag Investors Equity Partners Fund, Inc.


                                 TAX RECLAIMS


         Pursuant to Section 18 of the above referred to Custodian Agreement, the Custodian shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in the Account in the countries specified in the applicable Service Standards. Terms used herein as defined terms shall unless otherwise defined have the meanings ascribed to them in the above referred to Custodian Agreement.

         When withholding tax has been deducted with respect to income from any Property in an Account, the Custodian will actively pursue on a reasonable efforts basis the reclaim process, provided that the Custodian shall not be required to institute any legal or administrative proceeding against any Subcustodian or other person. The Custodian will provide fully detailed advices/vouchers to support reclaims submitted to the local authorities by the Custodian or its designee. In all cases of withholding, the Custodian will provide full details to the Customer. If exemption from withholding at the source can be obtained in the future, the Custodian will notify the Customer and advise what documentation, if any, is required to obtain the exemption. Upon receipt of such documentation from the Customer, the Custodian will file for exemption on the Customer's behalf and notify the Customer when it has been obtained.

         In connection with providing the foregoing service, the Custodian shall be entitled to apply categorical treatment of the Customer according to the Customer's nationality, the particulars of its organization and other relevant details that shall be supplied by the Customer. It shall be the duty of the Customer to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Customer and further to inform the Custodian if the Customer is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Customer is a part under general laws and treaty provisions. The Custodian may rely on any such information provided by the Customer.

         In connection with providing the foregoing service, the Custodian may also rely on professional tax services published by a major international accounting firm and/or advice received from a Subcustodian in the jurisdictions in question. In addition, the Custodian may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Custodian is entitled to rely, and may act, on information set forth in such services and on advice received from a Subcustodian, counsel or other professional tax advisers and shall be without liability to the Customer for any action reasonably taken or omitted pursuant to information contained in such services or such advice.

                                   EXHIBIT D

                               [Name of Entity]
                         Certificate of the Secretary

                  I, _____________________ [Name of Secretary], hereby certify that I am the Secretary of [Name of Entity], a ________________ [type of entity] organized under the laws of ________________________[jurisdiction] (the "Customer"), and as such I am duly authorized to, and do hereby, certify that:

                  1. Good Standing. The Customer's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of _____________________[jurisdiction], the Customer continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

                  2. Organizational Documents. The Customer's [name of organizational documents - i.e., Bylaws, Articles of Incorporation, etc.] have been duly adopted and no action has been taken to repeal such [name of organizational documents], the same being in full force and effect.

                  3. Resolutions. Resolutions have been duly adopted on behalf of the Customer, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only corporate proceedings of the Customer now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Customer is duly authorized to appoint Bankers Trust Company as Custodian of assets delivered to it by the Customer and enter into a certain custody agreement with Bankers Trust Company (the "Agreement") setting forth the terms and conditions of such appointment, and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to (a) execute said Agreement in such form as the officers executing the same have approved, such approval to be conclusively evidenced by their execution and delivery thereof, and (b) execute any instructions in connection with the Agreement, in conformity with the requirements of the Customer's [name of organizational documents], and other pertinent documents to which the Customer may be bound.

                  4. Incumbency. The following named individuals are duly elected (or appointed), qualified and acting officers of the Customer holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Customer, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Customer, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

         Name                    Title                      Signature
         ----                    -----                      ---------

--------------------       --------------------      --------------------


--------------------       --------------------      --------------------

                  IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _______________[Date], 1997.



                    By:      __________________________________
                    Name:    __________________________________
                    Title:   Secretary

                  I, __________________________[Name of Confirming Officer],
__________________[Title] of the Customer, hereby certify that on this ___ day of _______________[Date], 19__, _____________________[NAME OF SECRETARY] is
the duly elected Secretary of the Customer and that the signature above is his/her genuine signature.


                    By:      _________________________________
                    Name:    _________________________________
                    Title:   _________________________________

                                   EXHIBIT E


                  CASH MANAGEMENT ADDENDUM (this "Addendum") to the CUSTODIAN AGREEMENT (the "Agreement") between BANKERS TRUST COMPANY (the "Custodian") and FLAG INVESTORS EQUITY PARTNERS FUND, INC. (the "Customer").

                  WHEREAS, the Custodian will provide cash management services to the Customer, and the Custodian and the Customer desire to confirm their understanding with respect to such services;

                  NOW, THEREFORE, the Custodian and the Customer agree as follows:

                  1. Until the Custodian receives Instructions to the contrary, the Custodian will hold all Cash received for the Account in deposit accounts maintained with Subcustodians for the benefit of the Custodian's clients, will credit to the Account interest on such Cash at rates and times the Custodian shall from time to time determine and will receive compensation therefor out of any amounts paid by Subcustodians in respect of such Cash.

                  2. To the extent the Custodian may from time to time inform the Customer with respect to one or more currencies, the Custodian will sweep Cash in such currencies to deposit accounts maintained with one or more Subcustodians until the Custodian notifies the Customer otherwise or receives Instructions to the contrary.

                  3. The Customer acknowledges that it has received and reviewed the current policies of the Custodian regarding cash management services, which are attached to this Addendum.

                  4. Capitalized terms used but not defined in this Addendum are used with the respective meanings assigned to them in the Agreement.

                  IN WITNESS WHEREOF, this Addendum has been executed as of the date of the Agreement.

                                      BANKERS TRUST COMPANY

                                      By: /s/ Richard Fogarty
                                          ------------------------------------


                                     FLAG INVESTORS EQUITY PARTNERS FUND, INC.

                                      By: /s/ Amy M. Olmert
                                          ------------------------------------

                    Global Custody Cash Management Program


                  In the Global Custody cash management program, currencies on which Bankers Trust pays interest are divided into two categories: (1) currencies on which we pay interest based on a market benchmark rate for overnight deposits, and (2) currencies on which we pay interest based on a rate paid by the London branch of Bankers Trust Company or the local subcustodian.

                  Currencies on which we pay interest based on a market benchmark rate for overnight deposits (which we call "Benchmark Rate Currencies"):

          o For each of these currencies, the interest rate we pay is based on a specific market benchmark (such as Effective Fed Funds) and is calculated by taking an average of the benchmark rate and subtracting a spread. (See Schedule A)

          o Currently, the only Benchmark Rate Currency is the U.S. Dollar. Over time we will be considering additional currencies to include in this category.

          o Operationally, most balances in Benchmark Rate Currencies are swept overnight into deposits at the London branch of Bankers Trust Company. Where you have selected a short-term investment fund, your U.S. Dollar balances in the U.S. will be swept overnight in accordance with your instructions.

                  Currencies on which we pay interest based on a rate paid by the London branch of Bankers Trust Company or the local subcustodian (which we call "Base Rate Currencies"):

          o For each of these currencies, the interest rate we pay is based on the rate paid by the London branch or the local subcustodian on overnight deposits in the currency. In either case, interest is calculated by using the overnight rate (which will be the actual overnight, a weekly average, or monthly average rate, depending on the currency) and subtracting a spread. (See Schedule A)

          o Currencies that are part of the sweep program will earn interest based on the base rate, which will be the higher of the rate offered by the London branch of Bankers Trust Company or the local subcustodian.

          o Currencies that are not part of the sweep program will generally earn interest based on the rate paid by the local subcustodian. We may at times be able to sweep certain currency balances into deposits of Bankers Trust Company's London branch in order to be able to earn a higher rate for you. On those days, any such currency will be treated as part of the sweep program, and you will earn interest on all of your balances in that currency at the higher rate for that day.

          o Currently, there are 39 Base Rate Currencies, 21 of which are included in our sweep program to the London branch.

          o Operationally, most balances in Base Rate Currencies that are part of our sweep program are swept overnight into deposits at the London branch, while balances in Base Rate Currencies that are not part of our sweep program remain with the local subcustodian.

               For each currency on which we pay interest:

          o We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

          o You earn interest at the calculated rate on your entire contractual balance without any action on your part and without any minimum balance requirements. This is the case regardless of whether we are able to invest your balances at or near the applicable benchmark or base rate and regardless of whether your contractual balance may exceed your actual balance.

          o Our program generally requires that overnight balances in each currency remain with (or are swept to) a subcustodian we designate for that currency. Nevertheless, we pay our stated rate of interest on any balances that, because of transactions in your account, are held overnight with an alternate subcustodian if we receive interest on that currency from that subcustodian. If the alternate subcustodian does not pay interest, however, these balances are excluded from our program.

          o The minimum rate paid is 0.50%, except for the Japanese Yen (for which it is 0.05%) and the Singapore Dollar (for which it is 0.25%). Please note that this is also subject to change as appropriate for any currency.

          o You will have continuous access through Globe*View, BTWorld, or Globe*Link or other agreed electronic on-line system to the interest rate earned during the previous "rate averaging period". Because we may use weekly or monthly average rates to calculate the interest you earn, we do not know the actual interest rate until the weekly or monthly period is completed.

          o For swept currencies, from time to time we may not be able to sweep the full amount of your balances to the London branch because of operational constraints or because your balance on a contractual basis temporarily exceeds your actual balance. You will, however, always receive credit for interest based on your entire contractual balance. To the extent you would have earned a lower rate on balances not swept, we will make up the difference. To the extent that actual balances are higher than contractually posted balances due to purchase fails or otherwise, we will retain the interest earned as compensation.

          o The effective rate we pay on overnight balances will generally differ from the effective rate we receive (whether from the London branch or the local subcustodian). Any difference between the effective rate we receive and the effective rate we pay (which may be positive or negative, but is generally positive) is kept by us and covers our fee for running the cash management program and the related costs we absorb.

                  Obviously, there will be currencies on which we will not pay interest because of local regulations, insufficient scale, or other reasons. However, we hope to identify additional currencies where we can begin paying interest and we will announce those to you as soon as practical.

                  Although currently most cash balances in our overnight sweep program are swept into deposits at the London branch of Bankers Trust Company, we reserve the right to utilize other branches or affiliates for the overnight sweep program.

                  As you know, overdrafts are not permitted in the normal course of business in any currency. Should they occur in any currency, your account will be charged a fee to settle transactions in advance of receipt of funds. If the overdraft is not promptly cured (and in any event upon the expiration of 30 days) after the investment manager has been notified of the outstanding overdraft, the account's home currency will be used to cure the overdraft and the associated foreign exchange will be done by Bankers Trust at market rates. (Other currencies may be utilized to the extent the home currency is insufficient.) Investment managers that have not cured overdrafts within such period will be deemed to have directed such foreign exchange transaction. Accounts subject to ERISA will be deemed to have engaged in the transaction under the authority of the class exemptions available to qualified professional asset managers and in-house investment managers. To the extent that the overdraft is less than the U.S. dollar equivalent of $50,000, Bankers Trust's foreign exchange desk will bundle the transaction with other small amounts for other clients.

                                                                    Schedule A


                 New Cash Management Program - Global Custody

                      Overnight Uninvested Cash Balances

                   (* - Denotes currencies in sweep program)


     Currencies                                 Rates
     ----------                                 -----
    Argentine Peso                              Base Rate less  100
    Australian Dollar*                          Base Rate less  130
    Austrian Schilling*                         Base Rate less  125
    Belgian Franc*                              Base Rate less  225
    British Pound Sterling*                     Base Rate less  165
    Canadian Dollar*                            Base Rate less  150
    Czech Koruna                                Base Rate less   75
    Danish Krone*                               Base Rate less  100
    Deutsche Mark*                              Base Rate less  150
    Dutch Guilder*                              Base Rate less  175
    European Currency Unit*                     Base Rate less  125
    Finnish Markka*                             Base Rate less  150
    French Franc*                               Base Rate less  110
    Greek Drachma                               Base Rate less   75
    Hong Kong Dollar*                           Base Rate less  225
    Hungarian Forint                            Base Rate less   75
    Indonesian Rupiah                           Base Rate less  100
    Irish Punt*                                 Base Rate less  100
    Israeli Shekel                              Base Rate less   75
    Italian Lira*                               Base Rate less  125
    Japanese Yen                                Base Rate less   75
    Jordanian Dinar                             Base Rate less  150
    Korean Won                                  Base Rate less   75
    Malaysian Ringgit                           Base Rate less  150
    Mexican Peso                                Base Rate less  150
    New Taiwan Dollar                           Base Rate less   75
    New Zealand Dollar*                         Base Rate less  100
    Norwegian Krone*                            Base Rate less  150
    Philippine Peso                             Base Rate less  100
    Polish Zloty                                Base Rate less  150
    Portuguese Escudo*                          Base Rate less  125
    Singapore Dollar                            Base Rate less  150
    Slovak Koruna                               Base Rate less  100
    South African Rand*                         Base Rate less  200
    Spanish Peseta*                             Base Rate less  200

    Swedish Krona*                            Base Rate less  200
    Swiss Franc*                              Base Rate less  100
    Thai Baht                                 Base Rate less  150
    Turkish Lira                              Base Rate less   75
     U.S. Dollar*                             Effective Fed Funds less  100(1)



We reserve the right, in our sole discretion, to adjust the base rates and benchmark rates used and the spreads charged at any time and for any reason. We will notify you periodically in writing of changes in spreads and updates to the cash management program. These program updates also will be available through Global Custody Flash Notices.

  (1) Not applicable if U.S. Dollars are swept to a short-term investment fund.